Exhibit 4.26

Strictly Private & Confidential

Addressee only

Mr Ciaran Dynes

Blainroe Lower

County Wicklow

Ireland

July 28, 2017

Matter:     Amendment to Employment Agreement

Dear Ciaran,

I refer to your Employment Agreement (the "Agreement") with Talend Limited (the "Company")  dated 1 August 2011. While this Agreement continues to set out your terms and conditions of employment with the Company, in addition, it is hereby agreed as follows:

Treatment of Equity Awards on Termination Arising From a Change of Control

The following new clause and Schedule 1 (annexed to this letter) is added to your contract as a new Clause 25:

"In the event of the termination of your employment as a result of a Change of Control (as such term is defined in Schedule 1) the Board of the Company has resolved that your equity incentive awards in Company operated equity incentive plans shall be treated in the manner outlined below irrespective of the rules of those equity incentive plans:

(a) 100% of the then-unvested shares subject to each of your then-outstanding equity awards will immediately vest;

(b)  options and stock appreciation rights, will become immediately exercisable;

(c)  in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the greater of actual performance or 100% of target levels

Talend Limited	Company number: 489944
C/O Anne Brady McQuillans	TAX number: 97653Z1R
Iveagh Court, Harcourt Road	VAT number: IE 9765321R
Dublin 2	www.talend.com

Business address:	Company Secretary:
Talend Limited	Thomas Tuchscherer (US)
Alexandra House, The Sweepstakes,	Directors:
Ballsbridge,	Emmanuel Samson (FR)
Dublin 4

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Provided That no more than 100% of the shares subject to the then-outstanding portion of an equity award may vest and become exercisable under the above provisions.

I would be grateful if you could sign the duplicate of this letter attached, in the space provided for below, as acknowledgement and acceptance of the matters set out above.

Yours sincerely

For and on behalf of

TALEND LIMITED

I hereby agree to the terms of this letter.

Signed:
Dated:	SEPT 11, 2017

Talend Limited	Company number: 489944
C/O Anne Brady McQuillans	TAX number: 97653Z1R
Iveagh Court, Harcourt Road	VAT number: IE 9765321R
Dublin 2	www.talend.com

Business address:	Company Secretary:
Talend Limited	Thomas Tuchscherer (US)
Alexandra House, The Sweepstakes,	Directors:
Ballsbridge,	Emmanuel Samson (FR)
Dublin 4

Page 2 | 4

SCHEDULE 1

"Change of Control" means the occurrence of any of the following events:

Change in Ownership of Parent. A change in the ownership of Parent which occurs  on the  date that any one person, or more than one person acting as a group ("Person"), acquires ownership of the stock of Parent that, with the stock held by such Person, constitutes more  than 50% of the total voting power of the stock of Parent; provided, that for this subsection (i), the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of Parent will not be considered a Change of Control. Further, if the stockholders of Parent immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of Parent’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of Parent, such event shall not be considered a Change of Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own Parent, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

Change in Effective Control of Parent. If Parent has a class of securities registered under Section 12 of the Securities and Exchange Act of 1934, as amended, a change in the effective control of Parent which occurs on the date that a majority of members of the Board is replaced during any 12‑month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of Parent, the acquisition of additional control of Parent by the same Person will not be considered a Change of Control; or

Change in Ownership of a Substantial Portion of Parent. A change in the ownership of a substantial portion of Parent’s assets which occurs on the date that any Person acquires  (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such person or persons) assets from Parent that have a total gross  fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Parent immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this clause (iii), the following will not constitute a change in the ownership of a substantial portion of Parent’s assets: (A) a transfer to an entity that is controlled by Parent’s stockholders immediately after the transfer, or (B) a transfer of assets by Parent to: (1) a stockholder of Parent (immediately before the asset transfer) in exchange for or with respect to Parent’s  stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Parent, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the then-outstanding stock of Parent, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person.

Talend Limited	Company number: 489944
C/O Anne Brady McQuillans	TAX number: 97653Z1R
Iveagh Court, Harcourt Road	VAT number: IE 9765321R
Dublin 2	www.talend.com

Business address:	Company Secretary:
Talend Limited	Thomas Tuchscherer (US)
Alexandra House, The Sweepstakes,	Directors:
Ballsbridge,	Emmanuel Samson (FR)
Dublin 4

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For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Parent.

For this definition, gross fair market value means the value of the assets of Parent, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

A transaction will not be a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A (as defined below).

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the domicile of Parent’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held Parent’s securities immediately before such transaction.

"Code" means the Internal Revenue Code of 1986, as amended. Any reference to specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Parent" means Talend, S.A., a corporation organized under the laws of the Republic of France and any successor thereto.

"Section 409A" means Section 409A of the Code and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time

Talend Limited	Company number: 489944
C/O Anne Brady McQuillans	TAX number: 97653Z1R
Iveagh Court, Harcourt Road	VAT number: IE 9765321R
Dublin 2	www.talend.com

Business address:	Company Secretary:
Talend Limited	Thomas Tuchscherer (US)
Alexandra House, The Sweepstakes,	Directors:
Ballsbridge,	Emmanuel Samson (FR)
Dublin 4

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